SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                NOVEMBER 4, 1999
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                      COCA-COLA BOTTLING CO. CONSOLIDATED
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-9286                   56-0950585
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification No.)




              4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
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                (Address of principal executive offices    Zip Code)


                                 (704) 551-4400
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               Registrant's telephone number, including area code

Item 5.  Other Events
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On November 4, 1999, the Company issued the following press release:

[COCA-COLA LOGO APPEARS HERE]                            NEWS RELEASE
                                  Media Contact:     Lauren C. Steele
                                                     VP Corporate Affairs
                                                     704-551-4551

FOR IMMEDIATE RELEASE             Investor Contact:  David V. Singer
November 4, 1999                                     VP, Chief Financial Officer
                                                     704-551-4604

                 COCA-COLA CONSOLIDATED ANNOUNCES RESTRUCTURING;
                          TO TAKE FOURTH QUARTER CHARGE

CHARLOTTE--Coca-Cola Bottling Co. Consolidated today said it is making changes in some of its operating units, which will result in a 4th quarter after-tax charge of up to $3 million. The charge relates to severance and other restructuring costs. As many as 300 people, or 4 percent of the company's workforce, will be affected.

CCBCC Chairman and CEO Frank Harrison said the company's move reflects the current environment in the competitive soft drink industry. "We remain committed to growth, but we have to recognize the realities of the marketplace and take steps to reduce staffing and expense levels to be consistent with current business needs," he said. "These steps will enable us to remain a healthy company and help position us for the future."

"Coca-Cola Consolidated is committed to growing the business, both through acquisitions and internally generated volume growth," he said. "Over the last two years we invested heavily in both infrastructure and people based on aggressive growth targets which were unachievable in the present environment."

The company is streamlining several of its business units, consolidating eight operating divisions into six.

Beginning in 1997, CCBCC significantly increased its targeted growth rate and outpaced the industry in volume growth with 8 percent in 1997 and 11 percent in 1998. To support the accelerated growth, the company invested heavily in vending equipment and route vehicles and added a significant number of people. In 1999, the company planned for another year of solid growth. However, the entire U.S. soft drink business has been soft, with Coca-Cola Consolidated still leading the industry, but with only a 4 percent growth rate for the first nine months of 1999 and flat volume for the third quarter.

Reflecting the impact of the industry's soft volume and the company's need to increase net pricing, Coca-Cola Consolidated reported net income of $7.5 million for the first nine months of 1999, versus $13.9 million for the same period last year.

Affected employees are being offered severance packages.

                                     --30--

COCA-COLA BOTTLING CO. CONSOLIDATED, 4100 COCA-COLA PLAZA, CHARLOTTE, NC 28211
(704) 551-4400

Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:


                                 COCA-COLA BOTTLING CO. CONSOLIDATED
                                 -----------------------------------
                                             (REGISTRANT)




Date: November 8, 1999           BY:      /s/ David V. Singer
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                                              David V. Singer
                                   Principal Financial Officer of the Registrant
                                                   and
                                     Vice President, Chief Financial Officer